EXHIBIT 10.25

THE NEW YORK TIMES COMPANY

DEFERRED EXECUTIVE COMPENSATION PLAN

AMENDMENT No. 3

THIS INSTRUMENT made as of the 7th day of December, 2010 by the ERISA Management Committee (the “Committee”) of The New York Times Company (the “Company”),

W  I  T  N  E  S  S   E  T  H:

WHEREAS, the Company maintains, for the benefit of eligible employees, The New York Times Company Deferred Executive Compensation Plan, as amended from time to time (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company has the right to amend the Plan by an action of the Committee; and

WHEREAS, the Committee desires to amend the Plan, effective November 30, 2010, to provide that: (i) with respect to Elective Deferrals made for Plan Year 2005 and thereafter, elections to extend the deferral period ending December 31, 2011 and all deferral periods thereafter must be made by the Participant in writing at least 12 months prior to the end of the deferral period; and (ii) with respect to Elective Deferrals made prior to Plan Year 2005, no elections to extend the deferral period ending December 31, 2011 shall be permitted and payments otherwise scheduled to be made between January 2, 2012 and March 15, 2012 shall be delayed and made between January 2, 2013 and March 15, 2013;

NOW, THEREFORE, the Plan is hereby amended, effective as of November 30, 2010, as follows:

1. Effective as of November 30, 2010, Section 7.2 of the Plan is hereby amended by adding the following to the end of the fourth paragraph thereof:

“Notwithstanding the foregoing, a Participant shall not be permitted to extend the deferral period of Elective Deferrals made prior to Plan Year 2005 with a corresponding deferral period ending on December 31, 2011. Payment of such Elective Deferrals otherwise scheduled to be made between January 2, 2012 and March 15, 2012 shall be delayed and made between January 2, 2013 and March 15, 2013. The delay in payment shall not apply to any Participant who does not affirmatively consent to such delay in payment.”

2. Effective as of November 30, 2010, Section 7.2 of the Plan is hereby amended by adding the following immediately after the end of the second sentence of the existing fifth paragraph thereof:

“Effective November 30, 2010, notwithstanding the foregoing, with respect to Elective Deferrals made for Plan Year 2005 and thereafter, elections to extend the deferral period ending December 31, 2011 and all deferral periods thereafter must (i) be made by the Participant in writing at least 12 months prior to the end of such deferral period, (ii) shall not take effect until 12 months after the election is made, and (iii) must extend the applicable deferral period for a minimum of five additional years and a maximum of fifteen additional years.”

IN WITNESS WHEREOF, the Committee has caused this amendment to be executed by a duly authorized member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE
By:	/s/ R. ANTHONY BENTEN
R. Anthony Benten Chairman